UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 17, 2022

QCR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3551 Seventh Street, Moline, Illinois 61265
(Address of Principal Executive Offices) (Zip Code)

(309) 736-3584

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	QCRH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Dana L. Nichols

On February 17, 2022, Dana L. Nichols informed QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), of his intention to retire from his positions as Executive Vice President, Chief Lending Officer of QCR Holdings, effective May 2, 2022. He served in those positions since May 2019, and previously served as Executive Vice President, Chief Credit Officer of QCR Holdings since 2015, Executive Vice President, Chief Lending Officer of QCR Holdings’ wholly owned bank subsidiary, Cedar Rapids Bank and Trust Company (“CRBT”), since 2010 and Senior Vice President, Commercial Lending of CRBT since 2001.

Appointment of John F. Griesemer to the Board of Directors

In connection with the previously announced merger (the “Merger”) between QCR Holdings and Guaranty Federal Bancshares, Inc., a Delaware corporation (“Guaranty”), and pursuant to the terms of the Agreement and Plan of Merger, dated November 9, 2021, by and between QCR Holdings and Guaranty (the “Merger Agreement”), upon the recommendation of the Nomination and Governance Committee, QCR Holdings’ board of directors (the “Board”) increased the number of directors constituting the Board from 11 to 12 and appointed John F. Griesemer as a Class III director to fill the resultant vacancy, with such appointment effective on the closing date of the Merger. As with other Class III directors, once appointed, Mr. Griesemer’s initial term will expire at the 2023 annual meeting of stockholders.

Mr. Griesemer has served as a director of Guaranty and Guaranty’s wholly owned bank subsidiary, Guaranty Bank. Upon appointment, Mr. Griesemer will serve on the Nomination and Governance Committee.

Mr. Griesemer will be entitled to receive compensation consistent with the previously disclosed arrangements for non-employee directors as described in QCR Holdings’ proxy statement for its 2021 annual meeting of stockholders filed on April 8, 2021. Mr. Griesemer is not a party to any transaction, or series of transactions, with QCR Holdings required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with the Merger Agreement, QCR Holdings agreed to appoint one individual serving on Guaranty’s board of directors and mutually agreeable to the parties to the Board, subject to any necessary approval by the appropriate regulatory authorities and subject to and in accordance with QCR Holdings’ Bylaws.  Other than that, there is no arrangement or understanding between Mr. Griesemer and any other person pursuant to which Mr. Griesemer was selected as a director.

Item 8.01.	Other Events.

On February 17, 2022, QCR Holdings declared a cash dividend of $0.06 per share of its common stock. The dividend is payable on April 6, 2022 to stockholders of record on March 18, 2022. A copy of the press release issued on February 18, 2022 announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Date: February 18, 2022	By:	/s/ Todd A. Gipple
Todd A. Gipple
President, Chief Operating Officer and Chief Financial Officer